Exhibit 10.2

TETRA TECH, INC.

2005 EQUITY INCENTIVE PLAN

ARTICLE I.
PURPOSE

1.1                                 Purpose.  The purpose of the Tetra Tech, Inc. 2005 Equity Incentive Plan (the “Plan”) is to promote the interests of Tetra Tech, Inc. (the “Company”) and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its Service Providers and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between Participants and the Company’s stockholders by providing Participants with a proprietary interest in pursuing the Company’s long-term growth and financial success.  This Plan hereby amends, restates and renames as set forth herein, effective November 14, 2005, subject to the approval of the Company’s stockholders, the Tetra Tech, Inc. 2002 Stock Option Plan (the “2002 Plan”).

ARTICLE II.
SHARE LIMITS

2.1                                 Shares Subject to the Plan.

(a)                                  Share Reserve.  Subject to adjustment under Section 2.3 of the Plan, the sum of Three Million (3,000,000) Shares plus the number of remaining Shares under the 2002 Plan (not subject to outstanding Awards and not delivered out of Shares reserved thereunder) as of the date of stockholder approval of the Plan shall be initially reserved for issuance pursuant to Awards made under the Plan.  At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)                                 Shares Counted Against Limitation.  If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 6.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.8, the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

(c)                                  Lapsed Awards.  If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)                                 Limitation on Full-Value Awards.  Not more than Seven Hundred Fifty Thousand (750,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted

Stock Units, unrestricted grants of Shares and other Awards (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant.  Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence.  If a Full-Value Award expires, is forfeited or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as Full-Value Awards.

(e)                                  Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger or consolidation of such Acquired Company with the Company or the acquisition by the Company of property or stock of the Acquired Company.  The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Sections 2.1(a) and 2.2.

2.2                                 Individual Share Limit.  In any Tax Year, no Service Provider shall be granted Awards with respect to more than One Million (1,000,000) Shares.  The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.

(a)                                  Awards not Settled in Shares.  If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)                                 Canceled Awards.  Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3                                 Adjustments.

(a)                                  In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants.  The Committee’s determination with respect to any such adjustments shall be conclusive.

(b)                                 In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.

ARTICLE III.
ADMINISTRATION OF THE PLAN

3.1                                 Administration.  The Plan shall be administered and interpreted by a compensation committee (the “Committee”).  The Committee shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act.

3.2                                 Authority of Committee.  The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the Fair Market Value, (iv) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, (v) make such adjustments or modifications to Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs and (vi) deal with any other matter arising under the Plan.  The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

3.3                                 Committee Manner of Action.  Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee.  The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

3.4                                 Responsibility of Committee.  No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company.  The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

ARTICLE IV.
PARTICIPATION

4.1                                 Participants.  All Service Providers are eligible to participate in the Plan; provided, however, that no Reporting Person may receive an Award unless such person is employed by or serves as a consultant to the Company.  Incentive Stock Options may be granted only to Employees.  Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the Service Providers who may participate in the Plan (“Participants”).  Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

ARTICLE V.
VESTING AND PERFORMANCE OBJECTIVES

5.1                                 General.  The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement.  The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of clauses (i) and (ii), as determined by the Committee.

5.2                                 Period of Absence from Providing Substantial Services.  To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

5.3                                 Performance Objectives.

(a)                                  Possible Performance Objectives.  Any Performance Objective shall relate to the Participant’s performance for the Company or the Company’s business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved.  The Performance Objectives with respect to any Award may be one or more of the following objectives, as established by the Committee in its sole discretion:

•      Achieving a target level of revenue and/or revenue, net of subcontractor costs;

•      Achieving a target level of income from operations;

•      Achieving a target level of net income;

•      Achieving a target return on the Company’s capital, assets or stockholders’ equity;

•      Maintaining or achieving a target level of appreciation in the price of the Shares;

•      Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•      Achieving a level of Share price, earnings or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•      Achieving specified reductions in costs;

•      Achieving specified improvements in collection of outstanding accounts receivable or specified reductions in write-offs;

•      Achieving a target days sales in receivables (DSR) level; and

•      Achieving a target level of cash flow from operations.

(b)                                 Stockholder Approval of Performance Objectives.  The list of possible Performance Objectives set forth in Section 5.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2011.  No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)                                  Documentation of Performance Objectives.  With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, in the case of performance periods of less than one year, in no event after 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain.  Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no less than three consecutive months or greater than five consecutive years, as established by the Committee.  Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)                                 Committee Certification.  Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.  For purposes of this Section 5.3(d), approved minutes of the Committee shall be adequate written certification.

(e)                                  Negative Discretion.  The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE VI.
STOCK OPTIONS

6.1                                 Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

6.2                                 Type of Option.

(a)                                  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)                                 Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  In addition, the Committee may make an adjustment or substitution described in Section 2.3 that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

6.3                                 Limitations.

(a)                                  Maximum Term.  No Option shall have a term in excess of eight (8) years measured from the date the Option is granted.  In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)                                 Minimum Exercise Price.  Subject to Section 2.3(b), the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted.  In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 6.3(e)), subject to Section 2.3(b), the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)                                  Repricing Prohibited.  Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price.  Further, the Committee shall not, without the approval of the stockholders, cancel any Option and grant a new Option with a lower exercise price such that the effect would be the same as reducing the exercise price.

(d)                                 $100,000 Limit for Incentive Stock Options.  Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company), such Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 6.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(e)                                  10% Stockholder.  For purposes of this Section 6.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, determined under Section 424(d) of the Code.

6.4                                 Form of Consideration.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b) and (c) below.

(a)                                  Cash Equivalent.  Consideration may be paid by cash, check or other cash equivalent approved by the Committee.

(b)                                 Tender or Attestation of Shares.  Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option.  Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Participant for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to.  The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate.  For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c)                                  Other Methods.  Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

6.5                                 Exercise of Option.

(a)                                  Procedure for Exercise.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  Each Option shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, or in such other installments and at such other intervals as the Committee may in any specific case otherwise determine.  An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 6.4) with respect to which the Option is exercised.

(b)                                 Termination of Relationship as a Service Provider.  Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:

(i)                                     An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(ii)                                  An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iii)                               Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;

(iv)                              If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and

(v)                                 After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)                                  Rights as a Stockholder.  Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date.  Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.  In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

6.6                                 Repurchase Rights.  The Committee shall have the discretion to grant Options which are exercisable for unvested Shares.  If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase.  The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE VII.
STOCK APPRECIATION RIGHTS

7.1                                 Terms of Stock Appreciation Right.  The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement.  All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

7.2                                 Exercise of Stock Appreciation Right.

(a)                                  Procedure for Exercise.  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)                                 Termination of Relationship as a Service Provider.  Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service.  In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.

(c)                                  Rights as a Stockholder.  Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised.  Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right.  If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right.  No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE VIII.
RESTRICTED STOCK

8.1                                 Terms of Restricted Stock.  Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement; provided, however, that the Period of Restriction, (i) if time-based, shall be not less than three (3) years and (ii) if based on Performance Objectives, shall be not less than one (1) year.  Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.2                                 Transferability.  Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.3                                 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.4                                 Removal of Restrictions.  Except as otherwise provided in this Article VIII, and subject to Section 10.6, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.5                                 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

8.6                                 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)                                  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)                                 If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date.  In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

8.7                                 Right of Repurchase of Restricted Stock.  If, with respect to any Award, (i) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE IX.
RESTRICTED STOCK UNITS

9.1                                 Terms of Restricted Stock Units.  Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

9.2                                 Settlement of Restricted Stock Units.  Subject to Section 10.5, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

9.3                                 Dividend and Other Distribution Equivalents.  The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units.  The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited.  Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter.  In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

9.4                                 Forfeiture.  If, with respect to any Award, (i) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (ii) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company shall have no further obligation thereunder.

ARTICLE X.
ADDITIONAL TERMS OF AWARDS

10.1                           Change in Control.

(a)                                  Effect.  Upon the occurrence of a Change in Control (as defined below), each outstanding Award shall immediately become exercisable or payable in full (if applicable, and whether or not then exercisable), and any forfeiture and vesting restrictions thereon shall lapse.  Notwithstanding the foregoing, prior to a Change in Control, the Committee may determine that, upon the occurrence of a Change in Control, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration.  In that event, the Committee will make provision in connection with such transaction for the continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.  In addition, the Committee may override the limitations on acceleration in this Section 10.1(a) by express provision in the Award Agreement and may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.  Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

(b)                                 Defined.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  the date when Continuing Directors cease to be a majority of the members of the Board then in office;

(iii)                               the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the stockholders of the Company approve a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which liquidation, sale or disposition is consummated.

(c)                                  Other Terms.  For purposes of Section 10.1(b), the following terms shall have the following meanings:

(i)                                     “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Board in its discretion.

(ii)                                  “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(iii)                               “Continuing Directors” shall mean the persons who constitute the Board on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

(iv)                              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v)                                 “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

10.2                           Transferability of Awards.  Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code).  The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

10.3                           Effect of Termination of Employment.  The Committee shall establish in respect of each Award Granted to an Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g. retirement, early retirement, termination for cause, disability or death.  Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 6.3(a)) and the number of Shares covered by the Award with respect to which the Award is exercisable or vested.

10.4                           No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

10.5                           No Effect on Employment or Service.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.6                           Conditions On Delivery of Shares and Lapsing of Restrictions.  The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.7                           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.8                           Withholding.  All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.  The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe.  The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld.

10.9                           Other Provisions.  In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition and provisions to comply with Applicable Laws.

10.10                     Section 16 of the Exchange Act.  It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.11                     Not Benefit Plan Compensation.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company, except where the Committee expressly provides otherwise in writing.

ARTICLE XI.
TERM, AMENDMENT AND TERMINATION OF PLAN

11.1                           Term of Plan.  The Plan shall become effective on the Effective Date.

11.2                           Termination of the Plan.  The Plan shall terminate upon the earliest to occur of (i) the date that is 10 years after the Plan is approved by the Company’s stockholders; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3.

11.3                           Amendment of the Plan.  The Board or the Committee may at any time amend, alter, suspend or terminate the Plan, without the consent of the Participants or Beneficiaries.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4                           Effect of Amendment or Termination.  Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5                           Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events.  The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company (such as a capital adjustment, reorganization or merger) or the financial statements of the Company, or (ii) any changes in Applicable Laws or accounting principles.  By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE XII.
MISCELLANEOUS

12.1                           Governing Law.  This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Delaware regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

12.2                           Authorization of Sub-Plans.  The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities and/or tax laws of various jurisdictions.  The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable.  All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.3                           Expenses.  The costs of administering the Plan shall be paid by the Company.

12.4                           Severability.  If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5                           Construction.  Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word “include” shall mean to include, but not to be limited to.

12.6                           No Trust or Fund Created.  Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company.

12.7                           Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.8                           Complete Statement of Plan.  This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

“10% Stockholder” has the meaning set forth in Section 6.3(e).

“2002 Plan” has the meaning set forth in Section 1.1.

“Acquired Company” has the meaning set forth in Section 2.1(e).

“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

“Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.

“Company” means Tetra Tech, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means any natural person, including an advisor, engaged by the Company to render services to the Company.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Effective Date” means November 14, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

“Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

“Fair Market Value” means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

“Full-Value Awards” has the meaning set forth in Section 2.1(d).

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares that is granted pursuant to Article VI of the Plan.  An Option may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” has the meaning set forth in Section 4.1.

“Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 5.3 of the Plan.

“Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or any other feature of an Award is subject to a substantial risk of forfeiture.  A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

“Plan” has the meaning set forth in Section 1.1.

“Reporting Person” means an officer or director of the Company or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article VIII of the Plan.

“Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article IX of the Plan.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Company’s common stock.

“Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article VII of the Plan.

“Tax Year” means the Company’s taxable year.

“Termination of Service” means the date an individual ceases to be a Service Provider.  Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave.  If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy.